SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the registrant [X]
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Check the appropriate box:
        [ ] Preliminary Proxy Statement       [ ] Confidential, For Use of the
        [X] Definitive Proxy Statement            Commission Only (as
        [ ] Definitive Additional Materials       permitted by Rule 14a-6(e)(2)
        [ ] Soliciting Material Pursuant to
            Rule 14a-11(c) or Rule 14a-12

                           Iwerks Entertainment, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
        [X]    No Fee Required
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               and 0-11.

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               pursuant to Exchange Act Rule 0-11:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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


                           IWERKS ENTERTAINMENT, INC.
                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 7, 2000
                                   -----------

TO OUR STOCKHOLDERS:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Iwerks Entertainment, Inc. (the "Company"), to be held at 4520 West Valerio Street in Burbank, California at 10:00 a.m., local time. The Annual Meeting is being held for the following purposes:

     1. To elect one Class III Director to hold office for three years and until his respective successor has been elected;

     2. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Only stockholders of record of the Common Stock of the Company at the close of business on October 30, 2000 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete and return the enclosed Proxy as promptly as possible in the enclosed postage prepaid envelope. Any record holder attending the Annual Meeting may vote in person, even though he or she has returned a Proxy.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 /S/ JEFFREY M. DAHL
                                 --------------------------------------
                                 Jeffrey M. Dahl
                                 SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                                 OFFICER & SECRETARY

4520 West Valerio Street
Burbank, California
November 7, 2000

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ARE A RECORD HOLDER AND ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                           IWERKS ENTERTAINMENT, INC.
                                ----------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 7, 2000

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Iwerks Entertainment, Inc., a Delaware corporation ("Iwerks" or the "Company"), for use at the 2000 Annual Meeting of the Company's Stockholders (the "Annual Meeting") to be held at 4520 West Valerio Street in Burbank, California at 10:00 a.m., local time, and at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the attached Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors Proxy for the Annual Meeting, which you may use to vote on the proposals described in this Proxy Statement.

     All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted as indicated on the proposals described in this Proxy Statement unless otherwise directed. A record holder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

     The close of business on October 30, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. At the record date, 3,540,911 shares of the Company's common stock, par value $.001 per share ("Common Stock"), were outstanding. The Common Stock is the only outstanding class of securities entitled to vote at the meeting. At the record date, the Company had approximately 798 stockholders of record. A stockholder is entitled to cast one vote for each share of Common Stock held on the record date (each a "Share") on all matters to be considered at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes for or against such matters. The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as present for the purposes of determining if a quorum is present.

     The Company's principal executive offices are located at 4520 West Valerio Street, Burbank, California 91505-1046 and its telephone number is
(818) 841-7766. This Proxy Statement and the accompanying Proxy were mailed to all stockholders entitled to vote at the Annual Meeting on or about November 13, 2000.

                         ELECTION OF CLASS III DIRECTOR

     In accordance with the Company's Amended and Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), and Bylaws, as amended ("Bylaws"), the Company's Board of Directors (the "Board") is divided into three classes. At each annual meeting of the Company's stockholders, directors constituting one class are elected for three-year terms. The Company's Bylaws provide that the Board shall consist of not less than five and not more than nine members as determined from time to time by the Board. The Board currently consists of two Class I Directors, with terms expiring in 2002, one Class II Director, with a term expiring in 2001, and one Class III Director, with a term expiring in 2000. At the Annual Meeting, one Class III Director will be elected. If the number of directors is changed, any increase or decrease is to be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Directors may be removed only with cause by the vote of a majority of the stockholders then entitled to vote. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominee named below. If the nominee is unable or unwilling to serve as a director at the time of the Annual Meeting or any postponement or adjournment thereof, the proxies will be voted for such nominee as shall be designated by the current Board to fill the vacancy. The Company has no reason to believe that the nominee will be unwilling or unable to serve if elected as a director.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE LISTED BELOW.

     The Board proposes the election of the following nominee as a Class III
Director:

                                   Bruce Beda

     If elected, the nominee is expected to serve until the 2003 Annual Meeting of the Company's stockholders. The approval of the nominee for election as a Class III Director requires the affirmative vote of a plurality of the votes cast for the election of directors at the Annual Meeting.

INFORMATION WITH RESPECT TO NOMINEE, CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the nominee, continuing directors and executive officers of the Company as of October 15, 2000.

                                               YEAR FIRST
                                               ELECTED OR
                                               APPOINTED
        NAME                 AGE                DIRECTOR         POSITION WITH COMPANY
        ----                 ---                --------         ---------------------


NOMINEE:
CLASS III DIRECTOR
(term to expire in 2003)

Bruce Beda(1)(2)              59                1998             Director

CONTINUING DIRECTORS:
CLASS I DIRECTORS
(terms to expire in 2002)

Donald W. Iwerks(3)           71                1986             Co-Founder and Director
                                                                 Chairman of the Board

Gary J. Matus(1)              52                1996             Interim Chief Executive
                                                                 Officer and Director

CLASS II DIRECTOR
(term to expire in 2001)

Peter Hanelt(1)(2)            55                1998             Director

OTHER EXECUTIVE
OFFICERS:

Jeffrey M. Dahl               38                                 Senior Vice President, Chief
                                                                 Financial Officer and
                                                                 Secretary

Donald Stults                 62                                 Chief Operating Officer

---------------------------

(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Nominating Committee

     The executive officers of Iwerks are appointed by and serve at the discretion of the Board. There is no family relationship between any director and any executive officer of Iwerks.

     DONALD W. IWERKS is a co-founder of Iwerks and has been a director since Iwerks' inception and has served as Chairman of the Board since February 2000. Mr. Iwerks served as Chief Technical Officer of Iwerks until his retirement in December 1995 and as Vice Chairman of the Board until September 1999. From 1950 to 1985, Mr. Iwerks was employed by the Walt Disney Studios, where from 1965 to 1985 he was head of the Technical Engineering and Manufacturing Division, which was responsible for the design and manufacture of all film projection systems used in the Disney theme parks.

     GARY J. MATUS has been a director of Iwerks since July 1996 and has served as interim Chief Executive Officer since February 2000. He also is a general partner of Beneventure Capital, a high technology venture capital and merchant bank headquartered in San Francisco. From December 1989 to

May 1998, Mr. Matus served as Executive Vice President of Bank of America, N.T. & S.A., and served as Chief Marketing Officer. From 1989 to 1995, Mr. Matus served as Head of the Entertainment and Media Industries Group at Bank of America, N.T. & S.A. Mr. Matus launched and managed the first California-based office for the worldwide consulting firm of Egon Zehnder International, and early in his career worked for the Colgate Palmolive Company.

     PETER HANELT has been a director of Iwerks since July 1998. On October 1998 Mr. Hanelt was appointed Chief Executive Officer of Natural Wonders, Inc., a specialty retailer of affordable family gifts inspired by the wonders of science and nature. Prior thereto, from April 1997 to February 1998, Mr. Hanelt was a principle of Regent Pacific Management Corporation, a consulting firm. Mr. Hanelt served as Chief Operating Officer and Chief Financial Officer of Esprit de Corp, an apparel manufacturer, wholesaler and retailer, from October 1993 to February 1997, and as President, Retail Division of Espirit De Corp from August 1995 to April 1996. Also, Mr. Hanelt served as Vice President, Finance and Operations of Saint Francis Memorial Hospital, the private hospital, from September 1992 to October 1993, and Acting Chief Operating Officer and Chief Financial Officer of Post Tool, Inc., the multi-state retailer of power and hand tools, from August 1990 to September 1992. Mr. Hanelt also serves as board director of Shoe Pavilion, Inc., the largest independent off-price footwear retailer on the West Coast, Patelco Credit Union, Interhealth Nutraceuticals and Natural Wonders, Inc.

     BRUCE BEDA has been a director of Iwerks since July 1998. Since February 1995, Mr. Beda has served as President and Chief Executive Officer of Orion Partners LLC, a private investment and consulting company. From December 1986 to January 1995, Mr. Beda served as Chief Financial Officer of Venturedyne Ltd., a private manufacturing conglomerate. Mr. Beda presently serves on the board of directors of Stifel Financial Corp., a financial services company, and Natural Wonders, a retailer of nature and science merchandise.

     JEFFREY M. DAHL, C.P.A. has served as Iwerks' Senior Vice President, Chief Financial Officer and Secretary since February 1999. From October 1996 to February 1999, Mr. Dahl served as Vice President and Controller of Iwerks. Prior thereto, from January 1994 to October 1996, Mr. Dahl served as Controller of ACT III Broadcasting Inc.

     DONALD STULTS has been with Iwerks since March 1997 and in March 2000 was appointed Chief Operating Officer. Mr. Stults was Founder and President of Pioneer Technology Corp. which was acquired by Iwerks in March 1997. Prior to founding Pioneer, Mr. Stults was with Klynveld, Peat, Marwick & Goerdeler (KPMG International) as a Management Consultant, and DataGraphix, Inc., a manufacturer of computer graphics equipment where he was a Product Manager.

BOARD MEETINGS AND COMMITTEES

         The Board held a total of six meetings during the fiscal year ended June 30, 2000. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee. During the fiscal year ended June 30, 2000, the Audit Committee held a total of four meetings. During the fiscal year ended June 30, 2000, the Compensation Committee held one meeting. During the fiscal year ended June 30, 2000, each director except Mr. Dag Tellefsen attended at least 75% of the meetings of the Board held while he was a director and of the committees of the Board on which he served. Mr. Tellefsen attended four out of the six meetings of the Board.

         The Audit Committee's functions include recommending to the Board the engagement of the Company's independent auditors, reviewing and approving the services performed by the independent auditors and reviewing and evaluating the Company's accounting policies and internal accounting controls. The Compensation Committee reviews and approves the compensation of officers and key employees, including the granting of options under the Company's various stock incentive plans. The Nominating Committee is responsible for proposing potential candidates for the Board. Currently, the members of the Audit Committee are Messrs. Gary J. Matus, Bruce Beda and Peter Hanelt, the members of the Compensation Committee are Messrs. Bruce Beda and Peter Hanelt and the Nominating Committee consists of Mr. Donald W. Iwerks.

COMPENSATION OF DIRECTORS

     Upon the initial election or appointment to the Board of any person who is not then a current employee or officer of the Company (an "Outside Director"), the Outside Director is granted, effective as of the date of the first meeting of the Board attended by the Outside Director after his or her appointment or election, a ten-year option to purchase 10,000 shares of Common Stock. Each Outside Director who is then serving on the Board is granted effective on the date of each annual meeting of the Company's stockholders (or any special meeting in lieu of an annual meeting), a ten-year option to purchase the number of shares of Common Stock determined by dividing $50,000 by the per share fair market value of the Common Stock on the date of grant, up to a maximum of 25,000 shares. All of the above-described options vest over four years. In addition, each Outside Director receives an annual retainer fee of $8,000, which is paid quarterly. Further, each Outside Director is entitled to receive $1,000 for in-person Board meetings, $500 for telephonic Board meetings and committee meetings and reimbursement for travel expenses incurred on behalf of Iwerks.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Dag Tellefsen, Bruce Beda and Peter Hanelt served as members of the Board's Compensation Committee during the year ended June 30, 2000.

     The Company has no interlocking relationships involving any of its Compensation Committee members which would be required by the Securities and Exchange Commission (the "SEC") to be reported in this Proxy Statement and no officer or employee of the Company presently serves on its Compensation Committee.

REPORT OF COMPENSATION COMMITTEE

     The following report of the Compensation Committee to the Board shall not be deemed to be incorporated by reference into any filing by the Company under either the Securities Act of 1933, as amended ("Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

GENERAL

     The Compensation Committee of the Board (the "Committee") is responsible for establishing and administering the policies that govern executive compensation and benefit practices. All decisions of the Committee are subject to the approval of the Board. The Committee currently is comprised of Messrs. Bruce Beda and Peter Hanelt.

COMPENSATION PHILOSOPHY

     The Company's executive compensation program is designed to (1) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the Company's stockholders, (2) attract, motivate and retain executive talent capable of achieving the strategic business goals of the Company, (3) recognize outstanding individual contributions, and (4) provide compensation opportunities which are competitive to those offered by other entertainment technology companies of similar size and performance. To achieve these goals, the Company's executive compensation program consists of three main elements: (i) base salary, (ii) annual cash bonus and (iii) long-term incentives. Each element of compensation has an integral role in the total executive compensation program. The Company also provides to its employees (including other officers of the Company) medical, dental, and long-term disability insurance and other customary employee benefits.

BASE SALARY

     Base salaries for executive officers are determined on an annual basis by evaluating each executive officer's position, duties, responsibilities, tenure, performance and potential contributions to the Company. This determination also takes into account the compensation practices of similarly situated companies for comparable positions. The financial performance of the Company also is considered. Finally, factors consistent with the Company's overall compensation policy are taken into account.

ANNUAL CASH BONUSES

     Executive officers are eligible for annual incentive bonuses in amounts determined at the discretion of the Committee. The Committee considers an award of an annual bonus subjectively, taking into account factors such as the financial performance of the Company, increases in stockholder value, the achievement of corporate goals and individual performance. Mr. Dahl received a bonus in the amount of $24,300 for the fiscal year ended June 30, 2000. None of the Company's other executive officers earned bonus awards in fiscal 2000.

LONG-TERM INCENTIVES

     The Committee provides the Company's executive officers with long-term incentive compensation through grants of stock options. The Committee is responsible for selecting the individuals to whom grants should be made, the timing of grants, the determination of the per share exercise price and the number of shares subject to each option awarded. The Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Common Stock. The Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options incorporate vesting periods in order to encourage key employees to continue in the employ of the Company. The Committee considers the grant of each option subjectively, considering factors such as the individual performance of executive officers and competitive compensation packages in the industry.

DETERMINATION OF CHIEF EXECUTIVE OFFICER'S COMPENSATION

     Mr. Goldwater served as Chief Executive Officer of the Company from February 20, 1998 until February 7, 2000. Mr. Goldwater's overall compensation was established through arm's length negotiations with the Committee, which at the time consisted of Messrs. Dag Tellefsen and Don Iwerks, at a level which was based on his proven talent and executive expertise in the film exhibition industry and which is believed to be comparable to what would have been available to Mr. Goldwater at a company similar to Iwerks. Pursuant to Mr. Goldwater's employment agreement, Mr. Goldwater was compensated at an annual rate equal to $330,000 during his first year of employment with the Company, which commenced on February 20, 1998. Each year thereafter, his salary was increased by 5% over the previous year's base salary. Mr. Goldwater was compensated in this manner until his departure from Iwerks in February 2000.

     Mr. Matus was appointed interim Chief Executive Officer in February 2000. As interim Chief Executive Officer, Mr. Matus is compensated pursuant to a consulting agreement described under "Certain Transactions with Management," below. Mr. Matus' compensation was established through negotiations with the Committee, which at the time consisted of Messrs. Dag Tellefsen, Bruce Beda and Peter Hanelt. Pursuant to Mr. Matus' consulting agreement, Mr. Matus is compensated at a rate of $10,000 per month. Mr. Matus was granted a fully vested option to acquire 100,000 shares of the Company's common stock at an exercise price of $1.625 per share, exercisable at any time within ten years after the date of the agreement after the occurrence of an event that triggers payment of the bonus (see below). A one-time cash bonus of $100,000 is payable to Mr. Matus if either or both of the following occur: (i) a change in control, or (ii) Iwerks engages in an equity financing transaction whereby the Company issues Company common stock, preferred stock, other equity securities, options, warrants or other rights to acquire the same and receives gross proceeds from the financing of not less than three million dollars. Such a trigger event must occur by December 31, 2000 in order for the bonus to be payable.

SUMMARY

     The Committee believes that its executive compensation philosophy of paying its executive officers by means of base salaries, annual cash bonuses and long-term incentives, as described in this report, serves the interests of the Company and the Company's stockholders.

COMPENSATION COMMITTEE:                            Bruce Beda
                                                   Peter Hanelt

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, as to the Chief Executive Officer and as to each of the other three most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to the Company in all capacities for each of the three fiscal years ended June 30 indicated below.


                                   SUMMARY COMPENSATION TABLE
                                                                         LONG TERM
                                      ANNUAL COMPENSATION               COMPENSATION
                         ---------------------------------------------- -------------
                                                         OTHER ANNUAL   STOCK OPTION   ALL OTHER
   NAME & PRINCIPAL        YEAR     SALARY     BONUS    COMPENSATION(1)  AWARDS(2)    COMPENSATION
       POSITION
-----------------------  --------- -------------------- --------------- ------------- ------------

Charles Goldwater (3)      2000    $ 247,373    --           $   8,000       --       $ 29,155(4)
  Former Chief             1999      330,000    --              12,000                  11,255(5)
  Executive                1998      134,538                     4,000    250,000        1,890(6)
  Officer; Former
  President and
  Former Chairman of
  the Board

Gary J. Matus (7)          2000     $ 22,500                              100,000
  Interim Chief
  Executive
  Officer; Director

Jeffrey M. Dahl (8)        2000    $ 140,481  $  24,300      $  12,000     25,000     $  3,709(9)
  Chief Financial          1999      112,923                    12,000     10,706        3,026(9)
  Officer,                 1998       96,404                     7,000                   2,885(9)
  Senior Vice
  President,
  Secretary

Donald Stults (10)         2000    $ 132,804                 $   6,000                $15,000(11)
  Chief Operating          1999       90,000                                           18,320(11)
  Officer                  1998       90,000                                           18,490(11)

Jon Corfino (12)           2000    $ 101,214    --           $   8,000                $45,485(13)
  Former Senior Vice       1999      125,793    --              12,000     12,632        3,626(9)
  President                1998      116,495                     7,000                   2,256(9)
  of Film and
  Executive in
  Charge of Production


----------------------

(1) Represents a stipend to defray a portion of the Named Executive Officer's commuting expenses.

(2) All numbers reflect the number of shares of Common Stock subject to options granted during the fiscal year.

(3) Mr. Goldwater resigned as Chairman of the Board in September 1999. Mr. Goldwater's tenure as Chief Executive Officer and President terminated in February 2000.

(4) Represents (i) $27,956 payment pursuant to a settlement agreement and (ii) $1,199 payment pursuant to the Company's 401(k) plan.


                                     Page 8


(5) Includes (i) $9,365 payment pursuant to the Company's 401(k) plan and (ii) $1,890 which represents the dollar value of term life insurance premiums paid by Iwerks.

(6)  Represents the dollar value of term life insurance premiums paid by Iwerks.

(7) Mr. Matus joined Iwerks as a director in July 1996. Mr. Matus was appointed interim Chief Executive Officer in February 2000.

(8) Mr. Dahl joined Iwerks as Vice President and Controller in October 1996. Mr. Dahl was appointed Senior Vice President, Chief Financial Officer and Secretary in February 1999.

(9)  Represents payments pursuant to the Company's 401(k) plan.

(10) Mr. Stults joined Iwerks in March 1997. Mr. Stults was appointed Chief Operating Officer in March 2000.

(11) Represents royalties on Linear Loop Projectors.

(12) Mr. Corfino resigned from his position with Iwerks in February 2000.

(13) Represents (i) $42,837 of compensation paid from February 18, 2000 to June 30, 2000 pursuant to a Consulting Agreement, and (ii) $2,648 paid pursuant to the Company's 401(k) plan.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding the grant of stock options made during the fiscal year ended June 30, 2000 to the Named Executive Officers.


                               OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS
                          --------------------------------------------         POTENTIAL REALIZABLE
                                                                                    VALUE AT
                                       PERCENT OF                           ASSUMED ANNUAL RATES OF STOCK
                                      TOTAL OPTIONS                         PRICE APPRECIATION FOR OPTION
                                       GRANTED TO                                     TERM(1)
                           NUMBER OF   EMPLOYEES    EXERCISE OR             -----------------------------
                            OPTIONS    IN FISCAL     BASE PRICE   EXPIRATION
            NAME           GRANTED(2)   YEAR(3)     PER SHARE(4)    DATE          5%           10%
-------------------------------------- ----------- -------------------------    --------  -----------

Charles Goldwater (5).....     --          --          --            --            --            --
Gary J. Matus (6)           100,000      52.95%      $1.625        2/15/10      $102,000     $259,000
Jeffrey M. Dahl (7).......   10,000      5.30%       $1.690        2/10/10      $27,530      $43,830
                             15,000      7.94%       $1.625        3/15/10      $15,330      $38,850
Jon Corfino (8)...........     --          --          --            --           --            --
Donald Stults (9)              --          --          --            --           --            --

----------------------

(1) The potential realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the SEC and do not represent a forecast of the future appreciation of the Common Stock.

(2) Other than the options granted to Mr. Matus, each of the option grants set forth on this chart are exercisable with respect to one-fourth (1/4) of the total shares granted, rounded up to the nearest whole share, on the first anniversary of the date of grant, and thereafter exercisable with respect to one-forty-eighth (1/48) of the total shares, rounded up to the nearest whole share, on the first day of each month until all shares have become exercisable. The options may, at the discretion of the Administrator, become immediately exercisable upon certain change of control events. All of the options set forth in this chart were granted for a term of 10 years. The options granted to Mr. Matus are immediately and fully vested and exercisable on the date of the grant.

(3) Options covering an aggregate of 188,861 shares were granted to eligible employees during the fiscal year ended June 30, 2000.

(4) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(5) Mr. Goldwater resigned as Chairman of the Board in September 1999. His tenure as Chief Executive Officer and President terminated in February 2000.

(6) Mr. Matus joined Iwerks as a director in July 1996. He was appointed interim Chief Executive Officer in February 2000.

(7) Mr. Dahl was appointed as Iwerks' Senior Vice President, Chief Financial Officer and Secretary in February 1999.

(8)  Mr. Corfino resigned from his position with Iwerks in February 2000.

(9) Mr. Stults joined Iwerks in March 1997. He was appointed Chief Operating Officer in March 2000.

STOCK OPTIONS HELD AT FISCAL YEAR-END

        During the fiscal year ended June 30, 2000, no Named Executive Officer exercised any stock options. The following table sets forth, for each of the Named Executive Officers, certain information regarding the number of shares of Common Stock underlying stock options held at fiscal year-end and the value of options held at fiscal year-end based upon the last reported sales price of the Common Stock on the Nasdaq SmallCap Market on June 30, 2000 ($0.97 per share).

                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                       AND FISCAL YEAR-END OPTION VALUES

                                                                 VALUE OF ALL
                                  NUMBER OF UNEXERCISED       UNEXERCISED IN-THE-
                                      OPTIONS AT               MONEY OPTIONS AT
                                     FISCAL YEAR-END            FISCAL YEAR-END
                               --------------------------   ------------------------
                                     EXERCISABLE/                EXERCISABLE/
           NAME                      UNEXERCISABLE               UNEXERCISABLE
----------------------------   --------------------------   ------------------------

Charles Goldwater (1).....                0/0                        $0/0
Gary J. Matus (2)                      100,000/0                     $0/0
Jeffrey M. Dahl (3).......           8,100/40,240                    $0/0
Jon Corfino (4)...........             17,063/0                      $0/0
Donald Stults (5)                    13,092/1,194                    $0/0
-------------------------

(1) Mr. Goldwater resigned as Chairman of the Board in September 1999. His tenure as Chief Executive Officer and President terminated in February 2000.

(2) Mr. Matus joined Iwerks as a director in July 1996. He was appointed interim Chief Executive Officer in February 2000.

(3) Mr. Dahl was appointed as Iwerks' Senior Vice President, Chief Financial Officer and Secretary in February 1999.

(4)  Mr. Corfino resigned from his position with Iwerks in February 2000.

(5) Mr. Stults joined Iwerks in March 1997. He was appointed Chief Operating Officer in March 2000.

EXCHANGE OF STOCK OPTIONS

     During the fiscal year ended June 30, 2000, no exchanges of any stock options occurred. The cancellation and exchange of certain stock options held by any executive officer, including the Named Executive Officers, during the last 10 completed fiscal years is provided in the following table:


                                    NUMBER OF      MARKET                                 LENGTH OF
                                   SECURITIES     PRICE OF      EXERCISE                  ORIGINAL
                                   UNDERLYING     STOCK AT      PRICE AT     NEW         OPTION TERM
                                     OPTIONS      TIME OF        TIME OF     EXERCISE   REMAINING AT
                                     AMENDED     AMENDMENT      AMENDMENT      PRICE       DATE OF
         NAME             DATE         (#)          ($)            ($)          ($)       AMENDMENT
----------------------- ---------  ------------ -------------  ------------  ---------- --------------

Charles Goldwater(1)          --            --            --            --         --              --
Bruce Hinckley(2)        7/16/98     10,116(9)       $1.8125        $5.375    $1.8125(18)  103 months
                         7/16/98     27,358(10)       1.8125         6.625     1.8125       98 months
Jeffrey M. Dahl(3)       7/16/98     3,372(11)       $1.8125        $5.375     1.8125       103 months
                         7/16/98     3,333(12)        1.8125        5.4375     1.8125       99 months
Daniel Griesmer(4)            --            --            --            --         --              --
Jon Corfino(5)           7/16/98     6,744(13)       $1.8125        $5.375    $1.8125      103 months
                         7/16/98     9,063(14)        1.8125          5.00     1.8125       87 months
                         7/16/98     2,417(15)        1.8125         4.875     1.8125       80 months
                         7/16/98       989(16)        1.8125          5.50     1.8125       65 months
                         7/25/94     3,000(17)          5.50         25.50       5.50      113 months
Jack Shishido(6)              --            --            --            --         --              --
Gary J. Matus(7)              --            --            --            --         --              --
Donald Stults(8)              --            --            --            --         --              --
-------------------------

(1) Mr. Goldwater resigned as Chairman of the Board in September 1999. His tenure as Chief Executive Officer and President terminated in February 2000.

(2)  Mr. Hinckley resigned from his positions with Iwerks in February 1999.

(3) Mr. Dahl was appointed as Senior Vice President, Chief Financial Officer and Secretary in February 1999.

(4)  Mr. Griesmer resigned from his position with Iwerks in December 1999.

(5)  Mr. Corfino resigned from his position with Iwerks in February 2000.

(6)  Mr. Shishido resigned from his position with Iwerks in August 1999.

(7)  Mr. Matus was appointed interim Chief Executive Officer in February 2000.

(8)  Mr. Stults was appointed Chief Operating Officer in March 2000.

(9) Represents 30,000 stock options that were cancelled and exchanged for 10,116 amended options.

(10) Represents 100,000 stock options that were cancelled and exchanged for 27,358 amended options.

(11) Represents 10,000 stock options that were cancelled and exchanged for 3,372 amended options.


                                    Page 12


(12) Represents 10,000 stock options that were cancelled and exchanged for 3,333 amended options.

(13) Represents 20,000 stock options that were cancelled and exchanged for 6,744 amended options.

(14) Represents 25,000 stock options that were cancelled and exchanged for 9,063 amended options.

(15) Represents 6,500 stock options that were cancelled and exchanged for 2,417 amended options.

(16) Represents 3,000 stock options that were cancelled and exchanged for 989 amended options.

(17) Represents 3,000 stock options that were cancelled and exchanged for 3,000 amended options

(18) The new exercise price for each cancellation and exchange is the fair market value of the Common Stock as of the grant date of the amended options.

COMPENSATION COMMITTEE:                            Bruce Beda
                                                   Peter Hanelt

CERTAIN TRANSACTIONS WITH MANAGEMENT

     Donald W. Iwerks, the Company's Chief Technical Officer, retired from full time employment with the Company effective December 31, 1995. At that time, Mr. Iwerks was 66 years of age. Beginning January 1, 1997, Mr. Iwerks began receiving "Outside Director" fees. Mr. Iwerks continued to work on a part-time basis, generally two or three days a week, and as compensation for this work he received a $50,000 advisory fee for services rendered through June 30, 1997 and continued to receive Company health benefits coverage until September 1, 1997. Beginning July 1997, in addition to his director fees, Mr. Iwerks has received and will continue to receive a monthly consulting fee of $5,000. Mr. Iwerks is currently serving as Chairman of the Board. Iwerks entered into a consulting agreement with Mr. Iwerks under which a one-time bonus of $100,000 shall be paid to Mr. Iwerks if either or both of the following events occur: (i) a change in control, or (ii) Iwerks engages in an equity financing transaction whereby the Company issues common stock, preferred stock, other equity securities, options, warrants or other rights to acquire the same and receives gross proceeds from the financing of not less than three million dollars. Such a trigger event must occur by December 31, 2000 in order for the bonus to be payable.

     Effective February 7, 2000, Mr. Goldwater's employment with Iwerks terminated. Pursuant to Mr. Goldwater's Settlement Agreement, and promissory note executed in connection with the Settlement Agreement, Mr. Goldwater is entitled to receive $363,424.92 from Iwerks, which amount was derived from Mr. Goldwater's yearly salary and payable in bi-weekly installments until the Note's maturity date of May 24, 2001. In the fiscal year ended June 30, 2000, Mr. Goldwater received $27,956 under the Settlement Agreement. Pursuant to the Settlement Agreement, Mr. Goldwater released all further obligations of Iwerks to make payment under normal separation policies and procedures. In addition, Mr. Goldwater's ability to exercise any available stock options was terminated under the Settlement Agreement.

     Mr. Griesmer's employment with Iwerks terminated in November 1999. Mr. Griesmer continued to receive salary and benefits due under the term of his employment contract until February 29, 2000. Mr. Griesmer's options to purchase common stock remaining as of February 29, 2000 will terminate February 28, 2001.

     Mr. Corfino's tenure as Iwerks' Senior Vice President of Film and Executive in Charge of Production terminated in February 2000. Mr. Corfino and Iwerks entered into a consulting agreement in February 2000 under which Mr. Corfino received compensation of $8,437 per month. The term of this agreement ended in August 2000. Also pursuant to the consulting agreement, Mr. Corfino was fully vested with 17,603 options to purchase Iwerks common stock which expire on February 22, 2001. Mr. Corfino received COBRA coverage during the six month term of the consulting agreement, plus reimbursable expenses.

     Mr. Dahl was appointed Iwerks' Senior Vice President, Chief Financial Officer and Secretary in February 1999. Pursuant to a bonus agreement between Mr. Dahl and Iwerks, a one-time cash bonus of $100,000 is payable to Mr. Dahl if either or both of the following events occur: (i) a change in control, or (ii) Iwerks engages in an equity financing transaction whereby the Company issues Company common stock, preferred stock, other equity securities, options, warrants or other rights to acquire the same and receives gross proceeds from the financing of not less than three million dollars.

     Iwerks entered into an agreement with Mr. Dahl that would protect him in the case of a termination without "cause," a "defacto termination" or a "change in control" of Iwerks, each as defined below. This agreement is intended to provide certain benefits to Mr. Dahl upon the occurrence of any of these events. For "cause" is defined to mean (a) an act of fraud, embezzlement or similar conduct by the officer involving Iwerks, (b) any action by the officer involving the arrest of such officer for violation of any criminal statute constituting a felony or a misdemeanor involving moral turpitude if the Board reasonably determines that the continuation of the officer's employment after such event would have an adverse impact on the operations or reputation of Iwerks in the financial community, (c) gross misconduct or habitual negligence in the performance of the officer's duties,
(d) an act constituting a breach of the officer's fiduciary duty to Iwerks under the Delaware General Corporation Law, as amended, or (e) a continuing, repeated and willful failure or refusal by the officer to perform his duties. A "defacto termination" is defined to include any of the following events: (a) Iwerks reduces the officer's base salary in an aggregate amount in excess of 10% from that paid in the prior fiscal year, except as part of a general reduction of compensation of executive officers, (b) Iwerks fails to cause the officer to remain an executive officer of Iwerks, (c) the officer was not afforded the authority, powers, responsibilities and privileges customarily accorded to an executive with his or her title or (d) Iwerks requires the officer's primary services to be rendered in an area other than Iwerks' principal offices in the greater Los Angeles metropolitan area. A "change in control" is defined to mean
(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of Iwerks entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); PROVIDED, HOWEVER, that neither of the following acquisitions shall constitute a change in control: (i) any acquisition by Iwerks or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Iwerks or any corporation controlled by Iwerks; (b) individuals who, as of the date of the agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the date of the agreement whose election, or nomination for election by the stockholders of Iwerks, shall be approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; (c) approval by the stockholders of Iwerks of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation: (i) more than 60% of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger, or consolidation, which may be Iwerks (the "Resulting Corporation") entitled to vote generally in the election of directors (the "Resulting Corporation Voting Securities") shall then be owned beneficially, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their respective ownership of Outstanding Voting Securities immediately prior to such reorganization, merger, or consolidation; (ii) no Person (excluding Iwerks, any employee benefit plan (or related trust) of Iwerks, the Resulting Corporation, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the combined voting power of Outstanding Voting Securities) shall own beneficially, directly or indirectly 25% or more of the combined voting power of the Resulting Corporation Voting Securities and (iii) at least a majority of the members of the Board shall have been members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation or (d) approval by the stockholders of Iwerks of (x) a complete liquidation or dissolution of Iwerks or (y) the sale or other disposition of all or substantially all of the assets of Iwerks, other than to a corporation (the "Buyer") with respect to which (i) following such sale or other disposition, more than 60% of the combined voting power of securities of Buyer entitled to vote generally in the election of directors ("Buyer Voting Securities"), shall be owned beneficially, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Outstanding Voting Securities immediately prior to such sale or other disposition, in substantially the same proportion as their respective ownership of Outstanding Voting Securities, immediately prior to such sale or other disposition; (ii) no Person (excluding Iwerks and any employee benefit plan (or related trust) of Iwerks or Buyer and any Person that shall immediately prior to such sale or other disposition own beneficially, directly or indirectly, 25% or more of the combined voting power of Outstanding Voting Securities), shall own beneficially, directly or indirectly, 25% or more of the combined voting power on Buyer Voting Securities and (iii) at least a majority of the members of the board of directors of Buyer shall have been members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition or assets of Iwerks.

     In the event of a termination without cause or a defacto termination, Mr. Dahl will receive (i) a cash amount equal to the base salary which would have been payable to them over the 12 months following the date of termination, computed at the annual rate in effect at the date of termination, (ii) a cash amount equal to the pro rated portion of the performance bonus (computed by reference to the actual number of days they are employed during the applicable fiscal year) which would have been paid to them under Iwerks performance bonus plan for the fiscal year in which the termination occurs (if any such plan is then in effect) if their employment had continued through the end of the fiscal year and Iwerks had achieved 100% of its scheduled performance goals and (iii) paid up COBRA benefits for them and their respective families for 12 months following termination. The benefit package described above shall be referred to herein as a "Separation Package." Additionally, all the stock options held by Mr. Dahl which are not vested as of the date of termination shall become vested and immediately exercisable and shall remain exercisable for a period of 12 months following the date of termination.

     In the event of a change in control, Mr. Dahl may terminate his respective employment with Iwerks effective 30 days after the giving of notice at any time commencing with the sixth month anniversary of the change in control and terminating on the one-year anniversary of the change in control and receive his Separation Package. Also, if Iwerks terminates Mr. Dahl's employment for any reason at any time within the one-year period following the date of a change in control, then he shall receive his Separation Package. In addition to the Separation Package and without regard to whether his employment is terminated following a change in control, upon the occurrence of a change in control, all options then held by Mr. Dahl which are not yet vested shall vest as of the date of a change in control and shall become immediately exercisable. These options shall remain exercisable for 12 months following the date of the change in control.

     Mr. Matus was appointed interim Chief Executive Officer effective February 15, 2000 pursuant to a consulting agreement with Iwerks. Mr. Matus shall receive $10,000 in compensation per month, prorated for any partial months worked. Mr. Matus was granted a fully vested option to acquire 100,000 shares of the Company's common stock at an exercise price of $1.625 per share, exercisable at any time within ten years after the date of the agreement after the occurrence of an event that triggers payment of the bonus (see below). A one-time cash bonus of $100,000 is payable to Mr. Matus if either or both of the following events occur: (i) a change in control, or (ii) Iwerks engages in an equity financing transaction whereby the Company issues Company common stock, preferred stock, other equity securities, options, warrants or other rights to acquire the same and receives gross proceeds from the financing of not less than three million dollars. Such a trigger event must occur by December 31, 2000 in order for the bonus to be payable.

     Mr. Stults was employed by Iwerks in March 1997 pursuant to the Agreement and Plan of Reorganization dated March 4, 1997, executed in connection with Iwerks' acquisition of Pioneer Marketing Corporation. The terms of Mr. Stults' employment entitled him to an annual salary of $90,000, severance pay of $90,000 if terminated without cause prior to March 4, 2002, and the same benefits generally applicable to all employees of Iwerks. Effective March 24, 2000, Mr. Stults was appointed Chief Operating Officer of Iwerks. Pursuant to the Promotion Agreement executed in connection with the appointment, the terms of Mr. Stults' employment remain the same, except that annual compensation and severance pay were set at $175,000.

     Effective August 27, 1999, Mr. Shishido's employment with Iwerks terminated. Pursuant to Mr. Shishido's separation agreement with Iwerks, Mr. Shishido received, for the six month period following termination, payments of $6,400 every two weeks, a monthly auto allowance of $1,000 and paid up COBRA benefits for himself and his family. Finally, all options held by Mr. Shishido on the date of termination were terminated.

     Effective September 8, 1999, Iwerks sold for $250,000 to family trusts established by Messrs. Peter Guber and Paul Schaeffer (the "Trusts"), warrants to purchase an aggregate of 442,857 shares of Common Stock at exercise prices ranging from $5.01 per share to $10.50 per share. The warrants may not be exercised until September 8, 2001 unless (a) the closing price of Common Stock on its trading market is at least $14.00 per share on each of the ten consecutive trading days prior to the date that notice of exercise is given, or
(b) a change of control of Iwerks occurs. Thereafter, the warrants may be exercised at any time until September 7, 2004. Iwerks has the right to redeem the unexercised portion of the warrants at any time after September 8, 2001 for the ratable portion of the warrant purchase price if the closing price of the Common Stock on its trading market is more than $35.00 per share on each of the 30 consecutive trading days prior to the date that notice of redemption is given. Each of Messrs. Guber and Schaeffer served as directors of Iwerks from September 1999 to January 2000.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish the Company with all Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended June 30, 2000, all of the Company's executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

                                PERFORMANCE GRAPH

        Set forth below is a line graph comparing the annual percentage change in the cumulative return to the holders of the Common Stock with the cumulative return of The Nasdaq Stock Market (U.S. & Foreign) Index and The NASDAQ Miscellaneous Amusement & Recreation Service Index for the period commencing July 1, 1995 and ending on June 30, 2000. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                                [GRAPH OMITTED]


                                                         CUMULATIVE TOTAL RETURN*
                                             --------------------------------------------------
                                                 6/95    6/96    6/97    6/98    6/99     6/00

IWERKS ENTERTAINMENT, INC.                        100     247     109      42      27        7
THE NASDAQ MISCELLANEOUS AMUSEMENT &              100     128     155     202     287      425
RECREATION SERVICE INDEX
THE NASDAQ STOCK MARKET (U.S. & FOREIGN)          100     111      90     101      87       84
INDEX

*The total return assumes that dividends were reinvested and is based on a $100 investment.

                                OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

     The following table sets forth as of September 29, 2000 certain information relating to the ownership of Common Stock by (a) each person known by Iwerks to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, (b) each of the directors of Iwerks, (c) each of the Named Executive Officers and (d) all of the executive officers and directors of Iwerks as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of these persons has the sole voting and investment power with respect to the shares owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment powers). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by that person (and only that person) by reason of these acquisition rights on or before November 28, 2000, regardless of whether the market price for the shares underlying such acquisition rights is substantially lower than the price at which the shares may be acquired. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. Unless otherwise indicated, the address of each person is c/o Iwerks Entertainment, Inc., 4520 West Valerio Street, Burbank, California 91505-1046.


                                                        Number                  Percent
Name and Address                                          of                    of Class
                                                        Shares                   Owned
---------------------------------------------   -----------------------   ---------------------

Charles Goldwater (1)....................               30,000                     *

Donald W. Iwerks (2).....................              226,031                    6.1%

Gary J. Matus (3)........................              116,706                    3.2%

Dag Tellefsen (4)........................              179,700                    4.9%

Peter Hanelt (5).........................                9,144                     *

Jeffrey M. Dahl (6)......................               10,957                     *

Bruce Beda (7)...........................               13,430                     *

Donald Stults (8)                                       13,092                     *

Heartland Advisors, Inc. (9).............              968,166                   26.2%
790 North Milwaukee Street
Milwaukee, WI 53202

All executive officers and directors as
a group (6 persons) (10).................              389,360                   10.5%

-------------------------

(1)  Based on information contained in a Form 4 filing dated March 11, 1999.

(2) Includes 217,420 shares of Common Stock held by the Donald and Betty Iwerks 1995 Family Trust and 8,611 shares of Common Stock underlying options which are or will become exercisable on or before November 28, 2000. Mr. Iwerks resigned as Chief Technical Officer of Iwerks effective as of


                                    Page 19


     December 31, 1995. Mr. Iwerks currently serves as Chairman of the Board and is a consultant to Iwerks.

(3) Includes 115,278 shares of Common Stock underlying options which are or will become exercisable on or before November 28, 2000.

(4) Includes 17,076 shares of Common Stock underlying options which are or will become exercisable on or before November 28, 2000. Includes 151,437 shares of Common Stock owned by Meriken Nominees Limited as nominee for Glenwood Ventures, 10,688 shares owned by Glenwood Management and 500 shares owned by Dag Tellefsen and Associates, all of which Mr. Tellefsen disclaims beneficial interest. Mr. Tellefsen is a principal of Glenwood Ventures, Glenwood Management and Dag Tellefsen and Associates.

(5) Includes 4,859 shares of Common Stock underlying options which are or will become exercisable on or before November 28, 2000.

(6) Includes 8,100 shares of Common Stock underlying options which are or will become exercisable on or before November 28, 2000.

(7) Includes 4,859 shares of Common Stock underlying options which are or will become exercisable on or before November 28, 2000.

(8) Consists of options to purchase shares of Common Stock which are will become exercisable on or before November 28, 2000.

(9)  Based on information contained in a Schedule 13G/A dated March 10, 2000.

(10) Includes 154,799 shares of Common Stock underlying options which are or will become exercisable on or before November 28, 2000.


                              STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the 2001 Annual meeting of the Company's stockholders for inclusion in the Company's proxy statement and proxy form relating to such annual meeting must submit such proposal to the Company at its principal executive offices by August 31, 2001.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young, LLP, independent public accountants, were selected by the Board to serve as independent public accountants of the Company for the year ended June 30, 2000. The Audit Committee has not yet had the opportunity to review with Ernst & Young, LLP the proposed terms of their engagement to audit the Company's financial statements for the fiscal year ending June 30, 2001; and until the terms of such engagement have been finalized and agreed upon, the Audit Committee cannot finalize its selection of independent public accountants for such year. Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting, and will be afforded the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions from stockholders.

                             SOLICITATION OF PROXIES

     It is expected that the solicitation of proxies will be primarily by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies.

                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED JUNE 30, 2000 WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, IWERKS ENTERTAINMENT, INC., 4520 WEST VALERIO STREET, BURBANK, CALIFORNIA 91505-1046.

                                 ON BEHALF OF THE BOARD OF DIRECTORS

                                 /S/ JEFFREY M. DAHL
                                 ------------------------------------
                                 Jeffrey M. Dahl
                                 Secretary

4520 West Valerio Street,
Burbank, California 91505-1046
November 7, 2000


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                           IWERKS ENTERTAINMENT, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS


     The undersigned, a stockholder of IWERKS ENTERTAINMENT, INC., a Delaware corporation (the "Company"), hereby appoints Jeffrey M. Dahl as the proxy of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company (the "Meeting"), to be held on December 7, 2000, and any postponements or adjournments thereof, and in connection herewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

        The Board of Directors recommends a WITH vote on Proposal 1.

        1. ELECTION OF CLASS III DIRECTOR, as provided in the Company's Proxy Statement:

              ___ WITH ___ WITHOUT Authority to vote for the nominee listed below.

              INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR THE NOMINEE, LINE THROUGH OR OTHERWISE STRIKE OUT THE NAME BELOW)

                                   Bruce Beda


     The undersigned hereby revokes any other proxy to vote at such Meeting, and hereby ratifies and confirms all that said proxy may lawfully do by virtue hereof. WITH RESPECT TO SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF, SAID PROXY IS AUTHORIZED TO VOTE IN ACCORDANCE WITH ITS BEST JUDGMENT.

     This Proxy will be voted in accordance with the instructions set forth above. THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE CLASS III DIRECTOR NAMED, AND AS SAID PROXY SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING, UNLESS OTHERWISE DIRECTED.


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     The undersigned acknowledges receipt of a copy of the Notice of Annual
Meeting and accompanying Proxy Statement dated November 7, 2000 relating to the Meeting.

                                            Date:  ____________________, ____


                                            -----------------------------------


                                            -----------------------------------
                                            Signature(s) of Stockholder(s)
                                            (See Instructions Below)

                                            The signature(s) hereon should
                                            correspond exactly with the name(s)
                                            of the stockholder(s) appearing on
                                            the Stock Certificate. If stock is
                                            jointly held, all joint owners
                                            should sign. When signing as
                                            attorney, executor, administrator,
                                            trustee or guardian, please give
                                            full title as such. If signer is a
                                            corporation, please sign the full
                                            corporation name, and give title of
                                            signing officer.


                           THIS PROXY IS SOLICITED BY
              THE BOARD OF DIRECTORS OF IWERKS ENTERTAINMENT, INC.

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